EXHIBIT 23.2

CONSENT OF RISC

Far East Energy Corporation
363 N Sam Houston Pkwy E
Suite 380
Houston, Texas 77060

Gentlemen:

The undersigned hereby consents to the references to our firm in the form and context in which they appear on Form 10-K of Far East Energy Corporation for the year ended December 31, 2011 (the “Annual Report”). We hereby further consent to the inclusion in the Annual Report of estimates of coal bed methane gas reserves contained in our report “Shouyang US SEC Reserves at 31 December 2011” and to the inclusion of our report dated March 1, 2012 as an exhibit to the Annual Report. We further consent to the incorporation by reference thereof into Far East Energy Corporation’s Registration Statements on Form S-3 (Nos. 333-136032, 333-132631 and 333-162019), Form S-1 (333-159905) and Form S-8 (Nos. 333-148361, 333-148363, 333-126994, 333-129169, 333-134600, 333-164316 and 333-164462).

RISC Operations Pty Ltd (RISC)

/s/Geoffrey J Barker
Geoffrey J Barker
Partner

Perth, Western Australia
March 1, 2012